Exhibit 10.1

NON-REDEMPTION AGREEMENT AND ASSIGNMENT OF ECONOMIC INTEREST

This Non-Redemption Agreement and Assignment of Economic Interest (this “Agreement”) is entered as of         , 2024 by and among Global Partner Acquisition Corp II, a Cayman Islands exempted company (“GPAC II”), Global Partner Sponsor II LLC, a Delaware limited liability company (the “Sponsor”) and the undersigned investors (collectively, “Investor”).

RECITALS

WHEREAS, the Sponsor currently holds GPAC II Class B ordinary shares, par value $0.0001 per share, which were initially purchased in a private placement prior to GPAC II’s initial public offering (the “Founder Shares”);

WHEREAS, GPAC II expects to hold a special meeting of stockholders (the “Meeting”) for the purpose of approving, among other things, an amendment to GPAC II’s Amended and Restated Certificate Memorandum and Articles of Association, dated January 11, 2021, as amended by that certain amendment dated January 13, 2023, as further amended by that certain Sponsor Letter Agreement dated November 21, 2023, and as further amended by that certain Sponsor Letter Amendment dated December 8, 2023 (as it exists on the date hereof, the “Amended and Restated Articles of Association”) to extend the date by which GPAC II must consummate an initial business combination (the “Initial Business Combination”) by six additional months until July 14, 2024 (the “Extension”);

WHEREAS, the Amended and Restated Articles of Association provides that a stockholder of GPAC II may redeem its Class A ordinary shares, par value $0.0001 per share, initially sold as part of the units in GPAC II’s initial public offering (whether they were purchased in GPAC II’s initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Ordinary Shares”) in connection with the amendment to the Amended and Restated Articles of Association (the “Articles”) to approve the Extension, on the terms set forth in the Amended and Restated Articles of Association (“Redemption Rights”);

WHEREAS, subject to the terms and conditions of this Agreement, Investor is willing to forego the exercise of its Redemption Rights in connection with the Extension, or to validly rescind any previously submitted redemption demand, of certain of the Public Shares held by such Investor upon the terms set forth herein, in connection with which either (i) the Sponsor desires to surrender to GPAC II and forfeit for no consideration, that number of Founder Shares set forth on Exhibit A, and GPAC II desires to issue or cause to be issued to Investor that number of shares set forth opposite such Investor’s name on Exhibit A (the “Promote Shares”) in connection with GPAC II’s completion of its Initial Business Combination or (ii) the Sponsor desires to transfer to Investor that number of Founder Shares set forth on Exhibit A (the number of shares to be received by Investor, the “Assigned Securities”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, the Sponsor and GPAC II hereby agree as follows:

1.	Terms of Transfer or Issuance.

1.1.	Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Extension is approved at the Meeting and GPAC II meets the continued or initial listing requirements to be listed on a National Securities Exchange following the Meeting, then substantially concurrently with the closing of the Initial Business Combination, the Sponsor hereby agrees to either (i) assign to Investor for no additional consideration the Assigned Securities or (ii) surrender to GPAC II and forfeit for no consideration the Assigned Securities (such surrender and forfeiture, the “Share Cancellation”) and GPAC II hereby agrees to issue or cause to be issued the Promote Shares (such issuance, the “Share Issuance”). “Investor Shares” shall mean an amount of the Public Shares equal to the lesser of (i) 200,000 Public Shares, and (ii) 9.9% of the Public Shares that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other GPAC II stockholders similar to this Agreement on or about the date of the Meeting. The Sponsor and GPAC II agree to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 AM. New York time on the first business day before the date of the Meeting (and in all cases a sufficient amount of time in advance to allow the Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares), provided, that such amount shall not exceed 200,000 Public Shares.

1.2.	The Sponsor, GPAC II and Investor hereby agree that the assignment of the Assigned Securities or the Share Issuance and Share Cancellation shall be subject to the conditions that (i) the Initial Business Combination is consummated; and (ii) Investor (or any person to whom transfer is permitted under Section 4 of that certain Sponsor Letter Agreement dated November 21, 2023, as amended by that certain Sponsor Letter Amendment dated December 8, 2023 (as it exists on the date hereof, the “Letter Agreement”), by and among Stardust Power Inc., GPAC II, the Sponsor and GPAC II’s officers and directors (“Permitted Transferees”)) executes a joinder to the Letter Agreement set forth as Exhibit B to this Agreement.

Upon the satisfaction of the foregoing conditions, as applicable, the Assigned Securities shall be promptly delivered (and no later than two (2) business days following the closing of the Initial Business Combination) to Investor (or its Permitted Transferees) free and clear of any liens or other encumbrances, other than pursuant to Section 4 of the Letter Agreement, restrictions on transfer imposed by the securities laws, the Joinder and any successor or similar agreement entered into in connection with the Initial Business Combination (which agreement contains no obligations on the part of the Investor other than restrictions on the transfer of the Assigned Securities and which restrictions shall be no less favorable or more restrictive than what is agreed to by the Sponsor and shall be no more restrictive than the restrictions on transfer currently contained in the Letter Agreement). The Sponsor and GPAC II covenant and agree to facilitate such transfer or Share Issuance to Investor (or its Permitted Transferees) in accordance with the foregoing.

1.3.	Adjustment to Share Amounts. If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Ordinary Shares of GPAC II or other similar event, then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Ordinary Shares of GPAC II. Notwithstanding anything to the contrary contained herein, Investor acknowledges and agrees that a waiver of the rights contained in Section 17.3 of the Articles by the holders of Founder Shares shall apply to all Founder Shares including the Assigned Securities and the holder of the Assigned Securities have no rights pursuant to Section 17.3 of the Articles.

1.4.	Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving GPAC II in which its Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Ordinary Shares of GPAC II, the Sponsor shall transfer or GPAC II shall issue or cause to be issued, with respect to each Founder Share to be transferred or issued hereunder, the kind and amount of securities, cash or other property into which such Assigned Securities converted or exchanged.

1.5.	Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Assigned Securities. Investor acknowledges that, pursuant to the Amended and Restated Articles of Association prior to, or at the time of, the Initial Business Combination, the managers of the Sponsor have the authority to cause the Sponsor to subject the Founder Shares to forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the managers are authorized to effectuate such forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements shall apply only to the Founder Shares other than the Assigned Securities and the terms and conditions applicable to the Assigned Securities and the Economic Interest shall not be changed as a result of any such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements.

1.6.	Delivery of Shares; Other Documents. At the time of the transfer of Assigned Securities or the Share Issuance hereunder, the Investor shall receive such Assigned Securities in book-entry form through GPAC II’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7.	Registration Rights. Concurrent with the delivery of Assigned Securities to Investor under this Agreement, GPAC II agrees to use commercially reasonable efforts to submit to or file with the Securities and Exchange Commission (the “Commission”), within sixty (60) calendar days after the consummation of the Initial Business Combination or as soon as reasonably practicable thereafter (the “Filing Date”) (at GPAC II’s sole cost and expense), a registration statement on Form S-1 (the “Registration Statement”), registering the resale of the Assigned Securities (including those shares issued in connection with the domestication of GPAC II as a corporation incorporated under the laws of the State of Delaware), which Registration Statement may include shares of GPAC II’s shares issuable upon exercise of outstanding warrants or those held by the Sponsor, and GPAC II shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable after the filing thereof, following the closing of the Initial Business Combination and (ii) the 10th business day after the date GPAC II is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effective Date”); provided, however, that GPAC II’s obligations to include the Assigned Securities in the Registration Statement are contingent upon Investor furnishing in writing to GPAC II such information regarding Investor, the securities of GPAC II held by Investor and the intended method of disposition of the Assigned Securities as shall be reasonably requested by GPAC II to effect the registration of the Assigned Securities, and Investor shall execute such documents in connection with such registration as GPAC II may reasonably request that are customary of a selling stockholder in similar situations, including providing that GPAC II shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Notwithstanding the foregoing, if the Commission prevents GPAC II from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Assigned Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Assigned Securities which is equal to the maximum number of Assigned Securities as is permitted by the Commission. In such event, the number of Assigned Securities to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) business days thereafter, GPAC II shall file the final prospectus under Rule 424 of the Securities Act. GPAC II will provide a draft of the Registration Statement to Investor for review at least two (2) business days in advance of filing the Registration Statement; provided, that for the avoidance of doubt, in no event shall GPAC II be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Investor’s review. In no event shall Investor be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Investor be identified as a statutory underwriter in the Registration Statement, Investor will have an opportunity to withdraw from the Registration Statement. Investor shall not be entitled to use the Registration Statement for an underwritten offering of Assigned Securities. For purposes of clarification, any failure by GPAC II to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effective Date shall not otherwise relieve GPAC II of its obligations to file or effect the Registration Statement as set forth above in this Section 1.7.

1.8.	Joinder to Letter Agreement. In connection with the transfer of the Assigned Securities or Share Issuance to Investor, Investor shall execute a joinder to the Letter Agreement in substantially the form attached here to as Exhibit B (the “Joinder”) pursuant to which Investor shall agree with GPAC II to be bound solely by Section 4 of the Letter Agreement solely with respect to the Assigned Securities. Notwithstanding anything in this Agreement or the Joinder to the contrary, Investor shall be released with respect to the Assigned Securities from any transfer or lock-up restrictions under the Letter Agreement to the same extent as any other holder of Founder Shares.

1.9.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of GPAC II’s shareholders to approve the Extension at the Meeting, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of GPAC II, (d) the mutual written agreement of the parties hereto; or (e) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investor Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Assigned Securities or GPAC II’s obligation to issue or cause to be issued the Promote Shares to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) such Investor Shares not being redeemed in connection with the Meeting.

2.	Assignment of Economic Interest upon the Assignment of Assigned Securities.

2.1.	Upon satisfaction of the conditions set forth in Section 1.1, the Sponsor hereby assigns to Investor all of its economic right, title and interest in and to that number of Assigned Securities (other than the Promote Shares) set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 2.2. The Economic Interest represents the Sponsor’s right to receive dividends and other distributions made by the Sponsor pursuant to the Sponsor LLC Agreement (the “Sponsor LLC Agreement”) allocated to that number of Assigned Securities set forth on Exhibit A represented by the Founder Shares held directly by the Sponsor. For the avoidance of doubt, this Section 2 will not apply to Promote Shares issued by GPAC II to Investor.

2.2.	If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, split or reclassification or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, the number of shares underlying the Economic Interest shall be adjusted in proportion to such increase or decrease in outstanding Founder Shares. The foregoing shall not apply to (i) any increase or decrease in the number of authorized Founder Shares or (ii) a reclassification of the share capital of GPAC II, in each case in connection with the closing of the Initial Business Combination.

2.3.	Investor acknowledges and agrees that it has no right to vote on matters of the Sponsor as a result of the Assigned Securities or Economic Interest, or to vote with respect to any Assigned Securities, and it has no right to vote Assigned Securities prior to transfer of any such shares to Investor pursuant to this Agreement.

2.4.	Investor acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in Ordinary Shares or other non-cash property, the Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Investor pursuant to Section 1.

2.5.	If the conditions to the transfer of the Founder Shares in Section 1 are not satisfied with respect to any Founder Shares, then Investor shall automatically assign its Economic Interests in such Founder Shares back to the Sponsor, for no consideration.

3.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

3.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Securities.

3.2.	Accredited Investor. Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.3.	Intent. Investor is acquiring the Assigned Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell Assigned Securities to or through any person or entity except as may be permitted hereunder.

3.4.	Restrictions on Transfer; Trust Account; Redemption Rights.

3.4.1.	Investor acknowledges and agrees that, prior to their transfer hereunder, the Assigned Securities are, and following any transfer to Investor may continue to be, subject to the transfer restrictions as set forth in Section 4 of the Letter Agreement.

3.4.2.	Investor acknowledges and agrees that the Assigned Securities are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of GPAC II’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

3.4.3.	Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by GPAC II, to waive any right that it may have to elect to have GPAC II redeem any Investor Shares in connection with the Extension and agrees not to redeem, or otherwise exercise any right to redeem, the Investor Shares in connection with the Extension and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem or trade any Public Shares (other than the Investor Shares) or redeem or trade any Investor Shares in its discretion and at any time after the date of the Meeting.

3.4.4.	Investor acknowledges and understands the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Assigned Securities, such Assigned Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made (other than pursuant to an effective registration statement or Rule 144 under the Securities Act), as a condition precedent to any such transfer, Investor may be required to deliver to GPAC II an opinion of counsel satisfactory to GPAC II that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Securities.

3.5.	Voting. Investor agrees that it will and will cause its controlled affiliates to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) all of Ordinary Shares owned, as of the applicable record date, by any of them at the Meeting in favor of the Extension and cause all such shares to be counted as present at the Meeting for purposes of establishing a quorum.

3.6.	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Assigned Securities.

3.7.	Risk of Loss. Investor is aware that an investment in the Assigned Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Assigned Securities, including those restrictions described or provided for in this Agreement, the Sponsor LLC Agreement, the Letter Agreement and the Joinder pertaining to transferability. Investor is able to bear the economic risk of its investment in the Assigned Securities for an indefinite period of time and able to sustain a complete loss of such investment.

3.8.	Independent Investigation. Investor has relied upon an independent investigation of GPAC II and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of GPAC II and has had an opportunity to ask questions of, and receive answers from GPAC II’s management concerning GPAC II and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning GPAC II as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

3.9.	Organization and Authority. If any entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

3.10.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Securities. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

3.11.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and (assuming due authorization, execution and delivery by the Sponsor and GPAC II) is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.12.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

3.13.	No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the Letter Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor or GPAC II explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, GPAC II, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.14.	Reliance on Representations and Warranties. Investor understands that the Assigned Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.15.	No General Solicitation. Investor is not subscribing for Assigned Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.16.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Assigned Securities nor is Investor entitled to or will accept any such fee or commission.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

4.1.	Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities and the assignment of the Economic Interest.

4.2.	Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.	Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities held by Sponsor and will, immediately prior to the transfer of the Assigned Securities to Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities to be transferred, when transferred to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally, under the Letter Agreement and applicable securities laws). The Assigned Securities are duly authorized, validly issued, fully paid and non- assessable.

4.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Sponsor’s certificate of formation or the Sponsor LLC Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Letter Agreement and the Sponsor LLC Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or transfer the Assigned Securities in accordance with the terms hereof.

4.5.	No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.7.	Transfer Restrictions. Until termination of this Agreement, the Sponsor shall not transfer any of its Founder Shares representing the economic benefit of the Assigned Securities.

4.8.	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

4.9.	No Pending Actions. There is no action pending against the Sponsor or GPAC II or, to the Sponsor’s or GPAC II’s knowledge, threatened against the Sponsor or GPAC II, before any court, arbitrator or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor or GPAC II of its obligations under this Agreement.

5.	Representations and Warranties of GPAC II. GPAC II represents and warrants to, and agrees with, the Investor that:

5.1.	Power and Authority. The Sponsor is an exempted company formed and validly existing and in good standing as an exempted company the laws of the Cayman islands and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the Share Issuance.

5.2.	Authority. All corporate action on the part of GPAC II and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of GPAC II required pursuant hereto has been taken. This Agreement has been duly executed and delivered by GPAC II and (assuming due authorization, execution and delivery by Investor) constitutes GPAC II’s legal, valid and binding obligation, enforceable against GPAC II in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

5.3.	Title to Securities. The Promote Shares have been duly authorized, and, when issued in accordance with the terms and conditions of this Agreement to Investor, will be (i) validly issued, fully paid, and non-assessable, and (ii) free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer and other restrictions that apply to the Promote Shares pursuant to the Joinder and generally, under applicable securities laws) The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities held by Sponsor and will, immediately prior to the surrender and forfeiture of the Assigned Securities to GPAC II, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws).

5.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by GPAC II of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Articles, (ii) any agreement or instrument to which GPAC II is a party or by which it is bound or (iii) any law, statute, rule or regulation to which GPAC II is subject or any order, judgment or decree to which GPAC II is subject. GPAC II is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

5.5.	No General Solicitation. GPAC II has not offered the Promote Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

5.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by GPAC II in connection with the sale of the Promote Shares.

5.7.	Reliance on Representations and Warranties. GPAC II understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of GPAC II set forth in this Agreement.

5.8.	No Pending Actions. There is no action pending against the Sponsor or GPAC II or, to the Sponsor’s or GPAC II’s knowledge, threatened against the Sponsor or GPAC II, before any court, arbitrator or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor or GPAC II of its obligations under this Agreement.

6.	Trust Account. Until the earlier of (a) the consummation of GPAC II’s initial business combination; (b) the liquidation of the Trust Account; and (c) thirty-six (36) months from consummation of GPAC II’s initial public offering or such later time as the stockholders of GPAC II may approve in accordance with the Amended and Restated Articles of Association, GPAC II will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. GPAC II further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including, but not limited to, in connection with a liquidation of GPAC II if it does not effect a business combination prior to its termination date.

7.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

8.	Assignment; Entire Agreement; Amendment.

8.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by the Sponsor, GPAC II or Investor to any person shall require the prior written consent of the other party; provided that no such consent shall be required for any such assignment by Investor to one or more of its affiliates.

8.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

8.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

9.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

10.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.	Survival; Severability

11.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

11.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

12.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13.	Disclosure; Waiver. In connection with the entry into this agreement, GPAC II shall, by 9:30 a.m., New York City time, on the business day immediately following the date hereof (such date and time, the “Disclosure Time”), issue on or more press releases or file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and any other material nonpublic information that GPAC II, the Sponsor or any of their respective officers, directors, employees or representatives has provided to Investor at any time prior to the Disclosure Time. GPAC II shall make such disclosures to ensure that, as of the Disclosure Time, Investor shall not be in possession of any material, nonpublic information received from GPAC II, the Sponsor or any of their respective officers, directors, employees or representatives. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. GPAC II agrees that the name of the Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of GPAC II’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving GPAC II, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement.

14.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the Sponsor acknowledges that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

15.	Most Favored Nation. In the event the Sponsor or GPAC II has entered into or enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting (each, an “Other Agreement”, and the counterparty thereto, an “Other Investor”), the Sponsor and GPAC II represent and covenant that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. To avoid doubt, the Sponsor and GPAC II acknowledge and agree that a ratio of Investor Shares to Assigned Securities in any Other Agreement that is more favorable to the applicable Other Investor than such ratio in this Agreement is to Investor would be materially more favorable to such Other Investor. In the event that another investor is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

By:
Name:
Title:

COMPANY:

Global Partner Acquisition Corp II

By:
Name:	Chandra R. Patel
Title:	Chief Executive Officer

[Signature Page to Non-Redemption Agreement]

SPONSOR:

GLOBAL PARTNER SPONSOR II LLC

By:
Name:	Chandra R. Patel
Title:	Managing Member

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Assigned Securities / Economic Interest Assigned (1)	Number of Public Shares to be Held as Investor Shares (2)
Address: SSN/EIN:	[●] shares of Class B Ordinary Shares	[●] shares of Class A Ordinary Shares

(1)	Up to 200,000 Founder Shares.
(2)	Equal to the lesser of (i) 200,000 Public Shares, and (ii) 9.9% of the Public Shares that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other GPAC II stockholders similar to this Agreement on or about the date of the Meeting.

EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

_____, 2024

Reference is made to that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of             , 2024 (the “Agreement”), by and among _______(“Investor”), Global Partner Acquisition Corp II (the “Company”) and Global Partner Sponsor II LLC (the “Sponsor”), pursuant to which Investor acquired securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor shall become a party to that certain Sponsor Letter Agreement, dated November 21, 2023, as amended by that certain Sponsor Letter Amendment dated December 8, 2023, by and among Stardust Power Inc., the Company, the Sponsor and the Company’s officers and directors (as it exists on the date of the Agreement, the “Letter Agreement”), solely with respect to Section 4 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Assigned Securities, provided, however, that the Investor shall be permitted to transfer its Assigned Securities to its affiliates.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) is between the Company and Investor, solely, and not between and among Investor and the other stockholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

INVESTOR

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

GLOBAL PARTNER ACQUISITION CORP II

By:
	Name:	Chandra R. Patel
	Title:	Chief Executive Officer

20